Exhibit 23(j)(i)

                         [LETTERHEAD OF THOMPSON HINE]

                                                                 August 31, 2005

WY Funds
3434 Colwell Avenue, Suite 100
Tampa, FL  33614

      Re:   WY Funds, File Nos. 333-120624 and 811-21675

Gentleman:

      A legal opinion (the "Legal Opinion") that we prepared was filed with Pre-Effective Amendment No. 1 to the WY Funds Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 2 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                                         Very truly yours,

                                                         /s/ Thompson Hine LLP

                                                         THOMPSON HINE LLP